Exhibit 99.1

Form 4 Joint Filer Information

Name:    Brian Potiker

Address:    c/o HSP Group, LLC, 875 Prospect Street, Suite 220 La Jolla, CA 92037

Designated Filer:    SMP Investments I, LLC (“SMP”)

Issuer & Ticker Symbol:    Tri-Isthmus Group, Inc. (TISG.OPK)

Date of Event Requiring Statement:    March 31, 2008

Note: The securities of the issuer beneficially owned by SMP and reflected on this Form 4 may be deemed to be indirectly beneficially owned by Mr. Potiker, in his capacity as a manager of SMP with sole power to vote and dispose of such securities.

Signature:	/s/ Brian Potiker Brian Potiker